Two Harbors Investment Corp. Reports Second Quarter 2020 Financial Results
Strong Quarterly Performance Resulting From Market Recovery

NEW YORK, August 5, 2020 - Two Harbors Investment Corp. (NYSE: TWO), a leading mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended June 30, 2020.
Quarterly Summary
•Reported book value of $6.70 per common share, representing a (1.0%) quarterly return on book value.(1) Excluding $0.54 of previously anticipated one-time costs associated with terminating the management agreement, book value would have been $7.24, representing a 6.8% quarterly return on book value.(1)
•Generated Comprehensive Income of $279.0 thousand, representing an annualized return on average common equity of 0.1%.
•Reported Core Earnings of ($14.5) million, or ($0.05) per weighted average basic common share.(2)
•Declared an interim common stock dividend of $0.05 on April 6, 2020. Declared a second quarter common stock dividend of $0.14 per share. Continue to believe our portfolio is capable of generating future gross returns in the mid-double digits as we deploy additional capital, increase leverage and reduce expenses following the transition to self-management.
•Resumed MSR flow-sale program with all sellers; added $4.1 billion unpaid principal balance (UPB) of MSR through these arrangements.
•At June 30, 2020, 6.5% of our MSR portfolio by loan count was in forbearance, of which 37.4% of borrowers had made their June payment.
•Liquidity position remains strong with $1.6 billion in unrestricted cash at June 30, 2020.

Company Update
•Estimate total return on book value for July 2020 of approximately (1.0%).
•Expect meaningful increase in Core Earnings in the third quarter; anticipated range of $0.22 to $0.26 per weighted average basic common share.
•At July 28, 2020, approximately 5.8% of our MSR portfolio by loan count was in forbearance, of which approximately 32.2% of borrowers had made their July payment.
•Added approximately $4.5 billion UPB of MSR flow commitments in July.
•In final stages of closing one servicing advance-only facility and working sequentially on another combined MSR asset and advance facility.
•Announced on July 21, 2020 that the Board of Directors terminated the management agreement “for cause,” which carries with it no termination payment.

“We are very pleased with our second quarter results. Our liquidity is excellent and there are very attractive opportunities ahead of us,” stated Bill Greenberg, Two Harbors’ President and Chief Executive Officer. “Although the events of the first half of the year were tumultuous, we still believe that our current strategy of pairing Agency RMBS with MSR will result in more attractive and higher quality risk-adjusted returns over the long-term. We couldn’t be more confident in our team and in our ability to execute on our strategy.”

(1) Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2) Core Earnings is a non-GAAP measure. Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first and second quarter of 2020:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended June 30, 2020			Three Months Ended March 31, 2020
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income (Loss)	$279	$—	0.1%	$(2,086,676)	$(7.63)	(225.2)%
GAAP Net Loss	$(192,515)	$(0.70)	(40.7)%	$(1,888,606)	$(6.91)	(203.8)%
Core Earnings(1)	$(14,491)	$(0.05)	(3.1)%	$67,617	$0.25	7.3%

Operating Metrics
Dividend per common share	$0.19			$—
Annualized dividend yield(2)	15.1%			—%
Book value per common share at period end	$6.70			$6.96
Return on book value(3)	(1.0)%			(52.1)%
Other operating expenses, excluding non-cash LTIP amortization(4)	$13,838			$13,482
Other operating expenses, excluding non-cash LTIP amortization, as a percentage of average equity(4)	1.6%			1.1%
___________
(1)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $2.3 million for the second quarter of 2020 and $2.3 million for the first quarter of 2020.

“In the second quarter, our positive performance was driven by the reflation in specified pools following the extreme stress of March,” stated Matt Koeppen, Two Harbors’ Chief Investment Officer. “We added modestly to our RMBS portfolio, deploying risk as we became more confident in our liquidity position. Looking forward, we intend to prudently increase our portfolio of RMBS and MSR in the second half of 2020. When we do increase our risk profile, we expect that the resultant leverage will be in the range of 8 to 9 times.”

Portfolio Summary
The company’s portfolio is comprised of $19.0 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of June 30, 2020. Additionally, the company held $3.4 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of June 30, 2020 and March 31, 2020:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2020		As of March 31, 2020
	(unaudited)		(unaudited)
Agency
Fixed Rate	$17,637,205	92.7%	$17,692,839	91.6%
Other Agency(1)	85,065	0.5%	87,096	0.5%
Total Agency	17,722,270	93.2%	17,779,935	92.1%
Mortgage servicing rights	1,279,195	6.7%	1,505,163	7.8%
Other	23,180	0.1%	26,400	0.1%
Aggregate Portfolio	19,024,645		19,311,498
Net TBA position(2)	3,438,881		1,846,871
Total Portfolio	$22,463,526		$21,158,369

Portfolio Metrics	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter(3)	2.84%	3.52%
Annualized cost of funds on average borrowing balance during the quarter(4)	2.61%	2.39%
Annualized net yield for aggregate portfolio during the quarter	0.23%	1.13%
________________
(1)Other Agency includes hybrid ARMs and Agency derivatives.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(3)Includes interest income on RMBS and servicing income net of servicing expenses and amortization on MSR.
(4)Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of June 30, 2020	As of March 31, 2020
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(5)	$104.88	$104.97
Weighted average three month CPR on Agency RMBS	19.9%	12.3%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	99.4%	99.4%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	0.6%	0.6%
______________
(5) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of June 30, 2020	As of March 31, 2020
(dollars in thousands)	(unaudited)	(unaudited)

Unpaid principal balance	$163,493,573	$179,714,087
Fair market value	$1,279,195	$1,505,163
Gross weighted average coupon	4.0%	4.1%
Weighted average original FICO score(2)	754	754
Weighted average original LTV	75%	75%
60+ day delinquencies	3.9%	0.3%
Net servicing fee	27.3 basis points	27.3 basis points

	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020
	(unaudited)	(unaudited)
Fair value losses	$(238,791)	$(586,665)
Servicing income	$112,891	$130,797
Servicing expenses	$23,876	$19,624
Change in servicing reserves	$39	$232
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of June 30, 2020	As of March 31, 2020
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$3,236,000	$1,761,000
Interest rate swaps notional, utilized to economically hedge interest rate exposure (or duration)	$4,479,000	$56,158,068
Swaptions net notional, utilized as macroeconomic hedges	—	1,376,000
Total interest rate swaps and swaptions notional	$4,479,000	$57,534,068
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, FHLB advances, revolving credit facilities, term notes and convertible senior notes as of June 30, 2020 and March 31, 2020:

June 30, 2020	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$16,991,248	0.65%	1.56	20
Revolving credit facilities collateralized by MSR	267,181	2.66%	8.50	1
Term notes payable collateralized by MSR	395,048	2.98%	47.87	n/a
Unsecured convertible senior notes	285,515	6.25%	18.53	n/a
Total borrowings	$17,938,992

March 31, 2020	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	17,795,516	1.86%	1.76	22
FHLB advances collateralized by RMBS(1)	50,000	2.39%	174.64	1
Revolving credit facilities collateralized by MSR	252,143	3.49%	11.53	1
Term notes payable collateralized by MSR	394,772	3.72%	50.86	n/a
Unsecured convertible senior notes	285,238	6.25%	21.53	n/a
Total borrowings	$18,777,669
________________
(1) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances. However, the Company currently does not have any outstanding secured advances or any credit capacity available.

Borrowings by Collateral Type	As of June 30, 2020		As of March 31, 2020
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$16,988,592		$17,837,978
Mortgage servicing rights	662,229		646,915
Other - secured	2,656		7,538
Other - unsecured(2)	285,515		285,238
Total	$17,938,992		$18,777,669

Debt-to-equity ratio at period-end(3)	6.3	:1.0	6.5	:1.0
Economic debt-to-equity ratio at period-end(4)	7.4	:1.0	7.0	:1.0

Cost of Funds Metrics	Three Months Ended June 30, 2020		Three Months Ended March 31, 2020
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	1.4%		2.2%
Agency RMBS and Agency Derivatives	1.2%		2.0%
Mortgage servicing rights(5)	3.8%		4.7%
Other - secured	2.7%		3.0%
Other - unsecured(2)(5)	6.7%		6.7%
____________________
(2)Includes unsecured convertible senior notes.
(3)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(4)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.
(5)Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on August 6, 2020 at 9:00 a.m. EDT to discuss second quarter 2020 financial results and related information. To participate in the teleconference, please call toll-free (866) 548-4713, conference code 4616655, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on August 6, 2020, through 12:00 a.m. EDT on August 13, 2020. The playback can be accessed by calling (888) 203-1112 , conference code 4616655. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in Minnetonka, MN, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state authorities and GSEs response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and our ability to successfully transition to a self-managed company; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN, 55305, telephone (612) 453-4100.

Contact
Margaret F. Karr, Investor Relations, Two Harbors Investment Corp., (612) 446-5431 or
margaret.karr@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $17,030,405; allowance for credit losses $42,583)	$17,673,289	$31,406,328
Mortgage servicing rights, at fair value	1,279,195	1,909,444
Cash and cash equivalents	1,615,639	558,136
Restricted cash	434,644	1,058,690
Accrued interest receivable	53,480	92,634
Due from counterparties	72,010	318,963
Derivative assets, at fair value	110,527	188,051
Reverse repurchase agreements	76,416	220,000
Other assets	167,122	169,376
Total Assets	$21,482,322	$35,921,622
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$16,991,248	$29,147,463
Federal Home Loan Bank advances	—	210,000
Revolving credit facilities	267,181	300,000
Term notes payable	395,048	394,502
Convertible senior notes	285,515	284,954
Derivative liabilities, at fair value	1,298	6,740
Due to counterparties	419,092	259,447
Dividends payable	57,269	128,125
Accrued interest payable	36,710	149,626
Commitments and contingencies	—	—
Other liabilities	193,025	70,299
Total Liabilities	18,646,386	30,951,156
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 40,050,000 and 40,050,000 shares issued and outstanding, respectively ($1,001,250 and $1,001,250 liquidation preference, respectively)	977,501	977,501
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 273,700,059 and 272,935,731 shares issued and outstanding, respectively	2,737	2,729
Additional paid-in capital	5,158,559	5,154,764
Accumulated other comprehensive income	684,124	689,400
Cumulative earnings	612,671	2,655,891
Cumulative distributions to stockholders	(4,599,656)	(4,509,819)
Total Stockholders’ Equity	2,835,936	4,970,466
Total Liabilities and Stockholders’ Equity	$21,482,322	$35,921,622

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$105,730	$253,807	$354,414	$489,693
Other	1,597	7,222	8,420	16,819
Total interest income	107,327	261,029	362,834	506,512
Interest expense:
Repurchase agreements	50,811	177,351	203,416	324,911
Federal Home Loan Bank advances	155	3,941	1,747	10,015
Revolving credit facilities	2,826	6,196	6,357	11,352
Term notes payable	3,553	231	8,357	231
Convertible senior notes	4,769	4,724	9,545	9,459
Total interest expense	62,114	192,443	229,422	355,968
Net interest income	45,213	68,586	133,412	150,544
Other-than-temporary impairment losses	—	(4,848)	—	(5,054)
Other income (loss):
Gain (loss) on investment securities	53,492	22,441	(1,028,115)	3,149
Servicing income	112,891	130,949	243,688	247,897
Loss on servicing asset	(238,791)	(252,432)	(825,456)	(441,406)
Loss on interest rate swap, cap and swaption agreements	(46,922)	(88,775)	(297,518)	(172,034)
Gain (loss) on other derivative instruments	76,606	80,664	(56,862)	184,942
Other income (loss)	66	(341)	864	(218)
Total other loss	(42,658)	(107,494)	(1,963,399)	(177,670)
Expenses:
Management fees	11,429	13,635	25,979	25,717
Servicing expenses	23,947	16,746	43,852	36,658
Other operating expenses	13,838	14,013	28,916	29,569
Restructuring charges	145,069	—	145,788	—
Total expenses	194,283	44,394	244,535	91,944
Loss before income taxes	(191,728)	(88,150)	(2,074,522)	(124,124)
(Benefit from) provision for income taxes	(18,164)	2,407	(31,302)	(7,632)
Net loss	(173,564)	(90,557)	(2,043,220)	(116,492)
Dividends on preferred stock	18,951	18,950	37,901	37,900
Net loss attributable to common stockholders	$(192,515)	$(109,507)	$(2,081,121)	$(154,392)
Basic loss per weighted average common share	$(0.70)	$(0.40)	$(7.61)	$(0.59)
Diluted loss per weighted average common share	$(0.70)	$(0.40)	$(7.61)	$(0.59)
Dividends declared per common share	$0.19	$0.40	$0.19	$0.87
Weighted average number of shares of common stock:
Basic	273,604,079	272,863,153	273,498,347	262,667,160
Diluted	273,604,079	272,863,153	273,498,347	262,667,160

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Comprehensive income (loss):
Net loss	$(173,564)	$(90,557)	$(2,043,220)	$(116,492)
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	192,794	310,549	(5,276)	666,701
Other comprehensive income (loss)	192,794	310,549	(5,276)	666,701
Comprehensive income (loss)	19,230	219,992	(2,048,496)	550,209
Dividends on preferred stock	18,951	18,950	37,901	37,900
Comprehensive income (loss) attributable to common stockholders	$279	$201,042	$(2,086,397)	$512,309

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,	Three Months Ended March 31,
	2020	2019
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income (loss) to Core Earnings:
Comprehensive income (loss) attributable to common stockholders	$279	$(2,086,676)
Adjustment for other comprehensive (income) loss attributable to common stockholders:
Unrealized (gain) loss on available-for-sale securities	(192,794)	198,070
Net loss attributable to common stockholders	$(192,515)	$(1,888,606)

Adjustments for non-Core Earnings:
Realized (gain) loss on securities	(54,795)	1,035,038
Unrealized loss on securities	110	931
Provision for credit losses	1,193	45,638
Realized and unrealized loss on mortgage servicing rights	176,916	511,059
Realized loss (gain) on termination or expiration of swaps and swaptions	747,055	(361,853)
Unrealized (gain) loss on interest rate swaps and swaptions	(756,464)	599,834
(Gain) loss on other derivative instruments	(64,744)	138,819
Other loss (income)	61	(735)
Change in servicing reserves	39	232
Non-cash equity compensation expense	2,398	2,315
Restructuring charges	145,069	719
Net benefit from income taxes on non-Core Earnings	(18,814)	(15,774)
Core Earnings attributable to common stockholders(1)	$(14,491)	$67,617

Weighted average basic common shares	273,604,079	273,392,615
Core Earnings attributable to common stockholders per weighted average basic common share	$(0.05)	$0.25
_____________
(1)Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, provision for credit losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and restructuring charges). As defined, Core Earnings includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, servicing income, net of estimated amortization on MSR, management fees and recurring cash related operating expenses. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Core Earnings provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(unaudited)
Net Interest Income:
Interest income	$107.3	$255.5	$237.3	$251.1	$269.1
Interest expense	62.1	167.3	167.3	191.1	192.4
Net interest income	45.2	88.2	70.0	60.0	76.7
Other income:
Servicing income, net of amortization(1)	51.0	55.2	54.6	52.7	52.7
Interest spread on interest rate swaps	(56.3)	(12.6)	4.8	19.1	22.9
Gain on other derivative instruments	11.9	5.3	9.0	—	16.7
Other income	0.1	0.1	0.1	0.4	0.5
Total other income	6.7	48.0	68.5	72.2	92.8
Expenses	46.8	47.0	49.4	46.2	42.9
Core Earnings before income taxes	5.1	89.2	89.1	86.0	126.6
Income tax expense	0.6	2.6	2.5	2.0	1.6
Core Earnings	4.5	86.6	86.6	84.0	125.0
Dividends on preferred stock	19.0	19.0	18.9	19.0	19.0
Core Earnings attributable to common stockholders(2)	$(14.5)	$67.6	$67.7	$65.0	$106.0
Weighted average basic Core EPS	$(0.05)	$0.25	$0.25	$0.24	$0.39

Core earnings return on average common equity	(3.1)%	7.3%	6.8%	6.5%	11.1%
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(1)Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.